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                                                                    EXHIBIT 4.6




         AGREEMENT OF RESIGNATION OF RESIGNING TRUSTEE, APPOINTMENT OF
                   SUCCESSOR TRUSTEE AND ACCEPTANCE AGREEMENT

                          Dated as of January 28, 2002


                                     Among



                              THE BANK OF NEW YORK
                              (Resigning Trustee)



                      STATE STREET BANK AND TRUST COMPANY
                              (Successor Trustee)


                                      And


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
                                  (the Issuer)






                                  Page 1 of 11
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        AGREEMENT OF RESIGNATION OF RESIGNING TRUSTEE, APPOINTMENT OF
                  SUCCESSOR TRUSTEE AND ACCEPTANCE AGREEMENT

         This AGREEMENT OF RESIGNATION OF RESIGNING TRUSTEE, APPOINTMENT OF SUCCESSOR TRUSTEE AND ACCEPTANCE AGREEMENT (this "Agreement") is dated as of January 28, 2002, by and among the NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, the Issuer (the "Issuer"), THE BANK OF NEW YORK, as the resigning trustee and paying agent (the "Resigning Trustee"), and STATE STREET BANK AND TRUST COMPANY, as successor trustee and paying agent (the "Successor Trustee"). Terms not otherwise defined herein shall have the meanings ascribed to them in the Term Note Indenture hereinafter referred to.


                                 WITNESSETH:


         WHEREAS, the Issuer and the Resigning Trustee entered into an Indenture dated as of December 15, 1987, as supplemented by a First Supplemental Indenture dated as of October 1, 1990 between the Issuer and the Resigning Trustee relating to the issuance of certain Medium-Term Notes (the "Term Note Indenture"); and

         WHEREAS, under the Term Note Indenture, there are presently issued and outstanding the Issuer's Medium Term Notes, Series A, B and C in the original aggregate principal amount of $4,840,813,000 (the "Term Notes"); and

         WHEREAS, pursuant to the terms of the Term Note Indenture, the Resigning Trustee shall resign as trustee and paying agent under the Term Note Indenture, effective at the close of business on January 28, 2002 (the "Effective Date"); and

         WHEREAS, the Successor Trustee has agreed to its appointment as of the Effective Date as Trustee and Paying Agent under the Term Note Indenture and will act thereafter as Trustee and Paying Agent thereunder until such time as a successor Trustee is appointed in accordance with the terms of such Indenture;

         NOW THEREFORE, pursuant to the pertinent provisions of the Term Note Indenture and in consideration of the covenants herein contained, it is agreed as follows:


         1. REMOVAL AND APPOINTMENT OF SUCCESSOR. (a) The Resigning Trustee hereby resigns from the corporate trust services under the Term Note Indenture. A copy of the Term Note Indenture is attached hereto as Exhibit A.

                  (b) The Issuer hereby confirms and ratifies (i) the resignation and removal of the Resigning Trustee as Trustee and Paying Agent, such resignation and removal to become effective as of the Effective Date, and (ii) the appointment of State Street Bank and Trust Company, a Massachusetts trust company, as successor Trustee and successor Paying Agent under the Term Note Indenture with all the rights, powers, trusts, duties and obligations heretofore vested in the Resigning Trustee under the Term Note Indenture, such appointment to become effective as of the Effective Date.

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         2.       REPRESENTATION OF SUCCESSOR TRUSTEE. The Successor Trustee
                  represents that it is a Massachusetts trust company organized under the laws of The Commonwealth of Massachusetts, is authorized to exercise corporate trust powers, and is eligible and qualified under the provisions of the Term Note Indenture as amended and supplemented to act as a successor Trustee.


         3. ACCEPTANCE OF APPOINTMENT. The Successor Trustee hereby accepts, as of the Effective Date, its appointment as successor Trustee and successor Paying Agent under the Term
                  Note Indenture, and assumes all the rights, powers, trusts, duties and obligations of the Trustee and Paying Agent under such Indenture. The Successor Trustee will perform said trusts upon the terms and conditions set forth in the Term
                  Note Indenture.


         4. REQUEST FOR CONFIRMATION OF ASSIGNMENT. The Issuer hereby requests the Resigning Trustee to confirm, assign, transfer, set over and deliver to the Successor Trustee under the Term
                  Note Indenture, upon the trusts expressed in such Indenture, all the rights, powers, trusts, duties and obligations which the Resigning Trustee now holds under and by virtue of the Term Note Indenture, and to pay over to the Successor Trustee under the Term Note Indenture any and all property and moneys held by the Resigning Trustee under and by virtue of the Term Note Indenture. The Resigning Trustee shall also transfer and assign all of the Term Notes currently held by the Resigning Trustee each of which is identified in Exhibit B, attached hereto.


         5. CONFIRMATION OF ASSIGNMENT. The Resigning Trustee hereby confirms, assigns, transfers and sets over to the Successor Trustee under the Term Note Indenture, upon the trusts expressed in the Term Note Indenture, all the rights, powers, trusts, duties and obligations which the Resigning Trustee now holds under and by virtue of the Term Note Indenture, and does hereby pay over to the Successor Trustee under the Term Note Indenture, any and all property including but not limited to Medium Term Notes, books and records, transcript documents, mortgages, notes and insurance policies or certificates held by the Resigning Trustee, and all monies and investments held by the Resigning Trustee under and by virtue of the Term Note Indenture and described on attached Exhibit A which is incorporated herein by reference. The Resigning Trustee agrees to promptly pay over to the Successor Trustee an amount equal to all investment earnings received by the Resigning Trustee after the Effective Date.


         6. FURTHER ASSURANCES. The Issuer, for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee under the Term Note Indenture, said rights, powers, trusts, duties and obligations, hereby joins in the execution hereof, and agrees to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, titles, interests, capacities, privileges, duties and responsibilities hereby assigned, transferred, delivered and confirmed to the Successor Trustee, and the Resigning Trustee agrees upon the reasonable request of the Successor Trustee to execute, acknowledge and deliver such further instruments of conveyance and further assurance, to cooperate with and render such assistance, including making available personnel and books and records for inspection by the Successor Trustee, its officers, agents, attorneys and accountants, and to do such other things as may reasonably be required for more fully and certainly vesting and confirming in the Successor Trustee all rights, powers, trusts, duties, and obligations which the Resigning Trustee held as Trustee under and by virtue of the Term Note Indenture.

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         7.       REPRESENTATION AND WARRANTIES OF RESIGNING TRUSTEE.  The
                  Resigning Trustee hereby represents and warrants to the Successor Trustee that:


                  (a) no covenant or condition contained in the Term Note Indenture has been waived by the Resigning Trustee or has been waived in a writing delivered to the Resigning Trustee by the holders of the percentage in aggregate principal amount of the Bonds required by the Term Note Indenture to effect any such waiver;

                  (b) there is no action, suit or proceeding pending or, to the best of the knowledge of the Resigning Trustee, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee under the Term Note Indenture;

                  (c) to the best of the knowledge of the Resigning Trustee, there has occurred no Event of Default or default under the Term Note Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default or default under the Term Note Indenture has occurred and is continuing as of the Effective Date;

                  (d) there are no outstanding duties of the Resigning Trustee under the Term Note Indenture arising prior to the date of this Agreement which have not been performed;

                  (e) as of January 28, 2002, the Resigning Trustee has duly authenticated and delivered $1,125,000 aggregate principal amount of the Medium Term Notes, Series A; $1,050,000 aggregate principal amount of Medium Term Notes, Series B; and $4,838,638,000 aggregate principal amount of Medium Term Notes, Series C. Interest thereon has been paid through January 15, 2002. A list of Holders of the Medium Term Notes are attached as Exhibit C and made a part hereof. The Series A and Series B Notes are physical notes. The Series B Notes are registered in the name of Cede & Co. and held at The Depository Trust Company ("DTC"). $4,640,000,000 amount of the Medium Term Notes, Series C is registered in the name of Cede & Co and held by DTC and $198,638,000 amount of such Notes are member Notes and held by the Resigning Trustee;

                  (f) as of the Effective Date, the Term Note Indenture is in full force and effect and has not been amended or supplemented except as described in the recitals herein;

                  (g) all items required to be delivered to the Trustee under the Term Note Indenture have been delivered by the Resigning Trustee to the Successor Trustee;

                  (h) as of January 28, 2002, all account balances (including cash and investments) held under the Term Note Indenture by the Resigning Trustee are current and have been funded in accordance with the terms of the Term Note Indenture and such account balances are set forth on Exhibit D attached hereto and made a part hereof; and

                  (i) all inventory of unused Term Notes, pricing supplements and the registration books and all other records concerning the issuance, registration, transfer, payment and cancellation of any of the Term Notes has been delivered to the Successor Trustee, and all information contained therein is accurate.


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         8.       REAFFIRMATION BY ISSUER.  The Issuer hereby reaffirms its
                  obligations under the Term Note Indenture to pay the fees and expenses of the Trustee under the Term Note Indenture and agrees that such obligations are for the benefit of, and are enforceable by, the Successor Trustee.


         9. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants that to the best of its knowledge, there has occurred no Event of Default and no event, which, after notice or lapse of time or both, would become an Event of Default under the terms of the Term Note Indenture, as of the Effective Date.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original but all such counterparts shall constitute but one and the same instrument.

         12. NOTICES. Any notice or other communication required or permitted to be given or made hereunder shall be in writing and shall be deemed sufficiently given or made if;

                           (a) mailed, by first class United States mail, postage prepaid, to the party to whom it is addressed at the relevant address set forth below; or

                           (b) telexed, telegraphed, telecopied or sent by other means of recorded electronic communication.


                  If going to the Resigning Trustee addressed to:

                       The Bank of New York
                       5 Penn Plaza
                       13th Floor
                       New York, New York 10001
                       Attn: Corporate Trust Administration

                  And if to the Successor Trustee addressed:

                       State Street Bank and Trust Company
                       61 Broadway, 15th Floor
                       New York, New York 10006
                       Attn: Corporate Trust Division

                  And if to the Issuer addressed to:

                       National Rural Utilities Cooperative Finance Corporation 2201 Cooperative Way
                       Herndon, Virginia 20171
                       Attn: Chief Financial Officer

         Any notice or other communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery, if delivered, and on the day of sending, if sent by telex, telegraph, telecopy or other means of recorded electronic communication (provided such a delivery or sending is during normal business hours on a business day and, if not, then on the first business day thereafter). The parties hereto may change their address for notice by notice to the other parties, given in the manner aforesaid.


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         13.      SURVIVAL OF REPRESENTATION AND WARRANTIES.  The
                  representation and warranties in this Agreement and in any certificate or other document delivered pursuant hereto shall survive the Effective Date.

         14. WAIVERS AND CONSENTS. This Agreement may not be changed, amended, terminated, supplemented or rescinded, in whole or in part, except by written agreement duly executed by the parties hereto, and no waiver of any the provisions or conditions of this Agreement or any of the rights of the parties hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given it or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by another party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligations or representations by the other part, nor shall any forbearance by any party to seek a remedy for any noncompliance or breach by another party be deemed to be a waiver of any rights and remedies with respect to such noncompliance or breach.

         15.      NOTICE TO HOLDERS. Pursuant to Section 610(f) of the Term
                  Note Indenture, the Issuer shall give or cause to be given, notice of the resignation of the Resigning Trustee and the appointment of the Successor Trustee by mailing notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Securities Register.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, all as of the day and year first above written.


                             THE BANK OF NEW YORK, as
                             Resigning Trustee


                             By: /s/ Geovanni Barris
                             Title: Vice President



                             STATE STREET BANK AND TRUST COMPANY,
                             as  Successor Trustee


                             By: /s/ Ward A. Spooner
                             Title: Vice President

                             NATIONAL RURAL UTILITIES
                             COOPERATIVE FINANCE CORPORATION,
                             as Issuer


                             By: /s/ Steven L. Lilly
                             Title: Sr. Vice President & Chief Financial Officer






                                 Page 7 of 11



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                                  EXHIBIT A

                             TERM NOTE INDENTURE



                                 Page 8 of 11

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                                  EXHIBIT B

                     TERM NOTES HELD BY RESIGNING TRUSTEE

                                 Page 9 of 11

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                                  EXHIBIT C

                     LIST OF HOLDERS OF MEDIUM TERM NOTES


                                Page 10 of 11

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                                  EXHIBIT D

                    DESCRIBE ALL ACCOUNTS AND INVESTMENTS
                               ATTACHED HERETO


                           $9,239.69







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